================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 27, 2002


                         J. C. Penney Corporation, Inc.
             (Exact name of registrant as specified in its charter)



          Delaware                      1-777                    13-5583779
(State or other jurisdiction    (Commission File No.)         (I.R.S. Employer
     of incorporation )                                      Identification No.)

6501 Legacy Drive
Plano, Texas                                                          75024-3698

(Address of principal executive offices)                              (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000


                           J. C. Penney Company, Inc.
          (Former name or former address, if changed from last report)

Item 5.  Other Events and Regulation FD Disclosure

     Effective January 27, 2002, the Registrant ("JCP") changed its structure to a holding company format. This structure will not result in any immediate changes to operations, but creates a basic framework for strategic, organizational and operational decision making.

     The holding company organizational structure was implemented by the merger of JCP Merger Sub, Inc. ("Merger Sub") into JCP with JCP being the surviving corporation. Prior to the merger Merger Sub was a direct wholly-owned subsidiary of J. C. Penney Holdings, Inc. (the "Company"), a holding company organized for the purpose of implementing the holding company structure and a direct wholly-owned subsidiary of JCP. By operation of the merger, JCP became a direct wholly-owned subsidiary of the Company, and all of JCP's outstanding Common Stock and Series B ESOP Convertible Preferred Stock was converted, on a share for share basis, into the identical number and type of shares of the Company. As a result, each of the stockholders of JCP became the owner of the same number and type of shares of stock of the Company as they had held in JCP prior to the merger.

     The name of the Company was changed to "J. C. Penney Company, Inc." and the name of JCP was changed to "J. C. Penney Corporation, Inc." The conversion of shares of stock in the merger occurred without an exchange of certificates. Accordingly, certificates formerly representing shares of stock of JCP are deemed to represent shares of the same number and type of stock of the Company. This restructuring will not alter a stockholder's ownership interest in the business or result in a stockholder recognizing a gain or loss for United States federal income tax purposes. Shares of the Company will remain publicly traded under the same symbol (JCP) on the New York Stock Exchange. The Company will also be a co-obligor (or guarantor, as appropriate) regarding the payment of principal and interest on JCP's outstanding debt securities.

     The Agreement and Plan of Merger is attached as an exhibit hereto.

Item 7.  Financial Statements and Exhibits.

          (c)  Exhibits

               (2) Agreement and Plan of Merger, dated January 23, 2002, between and among J. C. Penney Company, Inc., J. C. Penney Holdings, Inc. and JCP Merger Sub, Inc.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               J. C. PENNEY COrporation, Inc.



                                               By:  /s/  Charles R. Lotter
                                                  ------------------------------
                                                  Charles R. Lotter
                                                  Executive Vice President,
                                                  Secretary and General Counsel

DATED: January 28, 2002